Exhibit 99.1

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION REPORTS INCREASED SALES AND EARNINGS FOR THE THIRD QUARTER FISCAL 2010

MINNEAPOLIS, Minn. (July 13, 2010) — Northern Technologies International Corporation (NASDAQ: NTIC) today reported its financial results for the three and nine months ended May 31, 2010.

Net income was $1,734,314, or $0.41 per diluted common share, for the nine months ended May 31, 2010 compared to a net loss of $(2,139,484), or $(0.57) per diluted common share, for the nine months ended May 31, 2009. Net income was $951,698, or $0.22 per diluted common share, for the three months ended May 31, 2010 compared to a net loss of $(638,679), or $(0.17) per diluted common share, for the three months ended May 31, 2009. This return to profitability is primarily attributed to significant increases in NTIC’s North American sales as well as significant increases in income from NTIC’s international joint ventures.

NTIC’s consolidated net sales increased 93.4% and 32.1% during the three and nine months ended May 31, 2010 compared to the three and nine months ended May 31, 2009, respectively.  These increases were primarily a result of increased sales of ZERUST® rust and corrosion inhibiting packaging products and services to customers in North America and sales to NTIC’s joint ventures.

During the nine months ended May 31, 2010, 96.1% of NTIC’s consolidated net sales were derived from sales of ZERUST® products and services, which increased 37.8% to $8,485,046 during the nine months ended May 31, 2010 compared to $6,159,096 during the nine months ended May 31, 2009 due to increased demand primarily due to an economic recovery of the domestic manufacturing sector. NTIC experienced a significant increase in sales orders from existing customers during the second and third quarters of fiscal 2010 compared to the same periods in fiscal 2009.  NTIC has focused its sales efforts of ZERUST® products and services by strategically targeting customers with specific corrosion issues in new market areas, including oil and gas industry and other industrial sectors that offer sizable growth opportunities.

During the nine months ended May 31, 2010, $340,032, or 3.9%, of NTIC’s consolidated net sales were derived from sales of Natur-Tec® products.  Net sales of Natur-Tec® products increased 1077.3% and decreased 31.9% during the three and nine months ended May 31, 2010 compared to the three and nine months ended May 31, 2009, respectively.  The increase in the three-month comparison was primarily due to the addition of new Natur-Tec® distributors on the West Coast of the United States and the decrease in the nine-month comparison was due to several large stocking orders of Natur-Tec® products that occurred early in 2009 that were not repeat orders.  NTIC is continuing to fortify and expand its West Coast Natur-Tec® distribution network in California, while expanding its industrial distribution reach to geographical environmentally focused hotspots such as Oregon, Washington, Minnesota and New England.  Additionally, NTIC is targeting key national and regional retailers utilizing independent sales agents.

NTIC recognized a 24.7% increase in fee income for technical and support services provided to joint ventures during the nine months ended May 31, 2010.  NTIC’s equity in income of joint ventures increased 346.9% to $2,909,120 during the nine months ended May 31, 2010 compared to $650,900 during the nine months ended May 31, 2009.  Both of these increases were primarily a result of a 33.6% increase in total net sales of NTIC’s joint ventures during the nine months ended May 31, 2010 compared to the same prior year period.  The increase in total net sales of NTIC’s joint ventures was primarily a result of the economic recovery of the international manufacturing sector that the NTIC joint venture network serves.

NTIC’s total operating expenses increased 38.0% during the three months ended May 31, 2010 compared to the three months ended May 31, 2009 primarily as a result of increased sales efforts in both the ZERUST® and the Natur-Tec® markets and increased general and administrative costs due to increased employee count to pre-recession levels.

NTIC’s working capital was $5,536,087 at May 31, 2010, including $1,103,620 in cash and cash equivalents.

G. Patrick Lynch, President and Chief Executive Officer of NTIC said, “Both NTIC and many of our joint ventures experienced significant sales increases in Q3 as compared to Q3 of last year for the core business of ZERUST® corrosion inhibiting products.  Many of our international joint ventures reported their best sales quarters ever which for NTIC results in fees for services and equity income from joint ventures.”

Lynch continued, “While still relatively small, we are also starting to supply ZERUST® products and services to an increasing number of companies in the oil & gas industry.”

“Furthermore, market acceptance of our Natur-Tec® certified fully compostable and biodegradable products continues to grow in major U.S. regional “green” hotspots including Oregon, Washington, Minnesota and New England as we have continued to make inroads with key regional and national retailers,”  Lynch further stated.

Financial Results

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2010 AND 2009

	Three Months Ended		Nine Months Ended
	May 31, 2010	May 31, 2009	May 31, 2010	May 31, 2009
NORTH AMERICAN OPERATIONS:
Net sales, excluding joint ventures	$2,559,467	$1,555,065	$7,164,784	$5,855,536
Net sales, to joint ventures	677,731	118,569	1,660,294	823,212
	3,237,198	1,673,634	8,825,078	6,678,748
Cost of goods sold	2,172,902	995,672	5,771,045	4,444,075
Gross profit	1,064,296	677,962	3,054,033	2,234,673

JOINT VENTURE OPERATIONS:
Equity in income (loss) of joint ventures	1,511,534	(6,838)	2,909,120	650,900
Fees for services provided to joint ventures	1,140,295	821,810	3,441,563	2,760,379
	2,651,829	814,972	6,350,683	3,411,279

OPERATING EXPENSES:
Selling	819,572	591,559	2,004,094	1,975,387
General and administrative	869,183	599,012	2,628,447	2,184,974
Expenses incurred in support of joint ventures	208,444	224,887	682,828	1,152,654
Research and development	960,780	655,281	2,526,478	2,222,576
Loss on impairment	—	—	—	554,000
	2,857,979	2,070,739	7,841,847	8,089,591

OPERATING INCOME (LOSS)	858,146	(577,805)	1,562,869	(2,443,639)

INTEREST INCOME	864	6,509	5,607	7,828
INTEREST EXPENSE	(23,867)	(27,933)	(73,637)	(102,271)
OTHER INCOME	6,825	4,550	20,475	18,200
MINORITY INTEREST	—	—	—	3,398

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	841,968	(594,679)	1,515,314	(2,516,484)

INCOME TAX (BENEFIT) EXPENSE	(110,000)	44,000	(219,000)	(377,000)

NET INCOME (LOSS)	$951,698	$(638,679)	$1,734,314	$(2,139,484)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.23	$(0.17)	$0.41	$(0.57)
Diluted	$0.22	$(0.17)	$0.41	$(0.57)

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	4,244,086	3,754,596	4,213,465	3,746,977
Diluted	4,299,855	3,754,596	4,252,735	3,746,977

About Northern Technologies International Corporation
Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and technical services either directly or via a network of joint ventures and independent distributors in over 55 countries.  NTIC’s primary business is corrosion prevention. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 35 years. NTIC also offers worldwide on-site technical consulting for rust and corrosion issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. In addition, NTIC markets proprietary bio-plastic technologies under the Natur- Tec® brand.  Finally, NTIC’s Polymer Energy® joint venture manufactures and sells advance waste plastic to fuel conversion machines.

Forward-Looking Statements
Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include our expectations regarding the future performance of our new businesses and other statements that can be identified by words such as “expect,” “intend,” “continue,” “anticipate,” “estimate,” “potential,” “will,” “would,” or words of similar meaning and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order: NTIC’s dependence on the success of its joint ventures and technical fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; increased competition; the success of NTIC’s new businesses; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters, NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others, the ability of NTIC’s lender to declare outstanding indebtedness immediately due and payable and current and potential litigation. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.